EXHIBIT A

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the shares of Common Stock, par value $0.01 per share, of Rackspace Technology, Inc. (this “Agreement”), is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:     February 14, 2025

ABRY Partners, LLC

By:	/s/ Kostas Sofronas
Name:	Kostas Sofronas
Title:	Attorney-in-Fact

ABRY Partners II, LLC

By:	/s/ Kostas Sofronas
Name:	Kostas Sofronas
Title:	Attorney-in-Fact

ACE Investment Holdings, LLC

By:	/s/ Kostas Sofronas
Name:	Kostas Sofronas
Title:	Attorney-in-Fact

Royce Yudkoff

By:	/s/ Kostas Sofronas
Name:	Kostas Sofronas
Title:	Attorney-in-Fact

Peggy Koenig

By:	/s/ Kostas Sofronas
Name:	Kostas Sofronas
Title:	Attorney-in-Fact

Jay Grossman

By:	/s/ Kostas Sofronas
Name:	Kostas Sofronas
Title:	Attorney-in-Fact